UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)

(336) 723-1282
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

(a)

On December 11, 2012, Triad Guaranty Inc. (the "Company") announced that the Illinois Department of Insurance (the "Department") has issued an Administrative Order recommending that the Company's mortgage insurer subsidiary, Triad Guaranty Insurance Corporation ("TGIC"), be placed into rehabilitation, whereby the Department will take possession and control over all of the assets and liabilities of TGIC.  Also on December 11, 2012, the Department filed a Complaint for Rehabilitation with a Finding of Insolvency with the Circuit Court, Chancery Division of Cook County, Illinois requesting that the court enter an Order of Rehabilitation with respect to TGIC, which Order was granted.  TGIC's Board of Directors has consented to the Order of Rehabilitation.  Upon entry of the Order of Rehabilitation by the court, the Director of the Department is vested with possession and control over TGIC, and the Company will cease to have any oversight or authority over TGIC and its business affairs.

A copy of the Company's press release announcing the Administrative Order and the Complaint for Rehabilitation is attached hereto as Exhibit 99.1 and incorporated by reference herein.  A copy of the Administrative Order issued by the Department is attached hereto as Exhibit 99.2 and incorporated by reference herein.  A copy of the Verified Complaint for Rehabilitation with a Finding of Insolvency filed by the Department with the Circuit Court, Chancery Division of Cook County, Illinois is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)

On December 10, 2012, H. Lee Durham, Jr., Deane W. Hall, and Kenneth W. Jones notified the Company of their resignation from the Board of Directors (the "Board") of the Company, effective Friday, December 14, 2012.  Mr. Jones will continue to serve as the Company's President and Chief Executive Officer.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On December 11, 2012, the Company's Board approved an amendment to the Bylaws of the Company, as amended (the "Bylaws"), effective immediately (the "Amendment").  The Amendment revised Article III, Section 1 of the Bylaws to provide that the number of directors serving on the Company's Board may be as few as one.

The foregoing is a summary of the Amendment and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and beliefs concerning economic,  regulatory and operational developments and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently.  These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond our control and they have been made based upon our current expectations and beliefs concerning future developments and their potential effect on us.  Actual developments and their results could differ materially from those expected by us, depending on the outcome of a number of factors, including our ability to continue as a going concern and other relevant factors described in Item 1A, "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011 , as well as in other reports and statements that we file with the Securities and Exchange Commission (the "SEC").  Forward-looking statements are based upon our current expectations and beliefs concerning future events and we undertake no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required by the federal securities laws.  Any forward-looking statements that are made are current only as of the date on which we filed this report.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

Exhibit 3.1	Amendment to Bylaws of Triad Guaranty Inc., effective December 11, 2012

Exhibit 99.1	Triad Guaranty Inc. Press Release dated December 11, 2012.

Exhibit 99.2	Administrative Order of the Illinois Department of Insurance dated December 11, 2012.

Exhibit 99.3
Verified Complaint for Rehabilitation with a Finding of Insolvency against Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation, as filed by the Illinois Department of Insurance with the Circuit Court, Chancery Division of Cook County, Illinois on December 11, 2012.

Exhibit 99.4	Order of Rehabilitation dated December 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

December 11, 2012	/s/ Kenneth S. Dwyer
Kenneth S. Dwyer Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 3.1	Amendment to Bylaws of Triad Guaranty Inc., effective December 11, 2012

Exhibit 99.1	Triad Guaranty Inc. Press Release dated December 11, 2012.

Exhibit 99.2	Administrative Order of the Illinois Department of Insurance dated December 11, 2012.

Exhibit 99.3
Verified Complaint for Rehabilitation with a Finding of Insolvency against Triad Guaranty Insurance Corporation and Triad Guaranty Assurance Corporation, as filed by the Illinois Department of Insurance with the Circuit Court, Chancery Division of Cook County, Illinois on December 11, 2012.

Exhibit 99.4	Order of Rehabilitation dated December 11, 2012.